                                                                    EXHIBIT 4.13

                                                        Draft of August 10, 1994
                               U.S. $200,000,000
                           FEDERAL MOGUL CORPORATION
                          MEDIUM-TERM NOTES, SERIES A

                             DISTRIBUTION AGREEMENT


                                                                 August 12, 1994

Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center, 12th Floor,
New York, New York 10285

CS First Boston Corporation
Park Avenue Plaza
New York, New York  10055

Salomon Brothers Inc
7 World Trade Center
New York, New York  10048

Chemical Securities Inc.
270 Park Avenue
New York, New York  10017

Dear Sirs:

         Federal-Mogul Corporation, a Michigan corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") (which terms shall, for all purposes of this Agreement, include Lehman Government Securities Inc., an affiliate of Lehman Brothers Inc.) with respect to the issuance and sale from time to time by the Company of its Medium-Term Notes, Series A (the "Notes"), registered under the registration statement referred to in Section 1(a) in an aggregate amount not to exceed the amount of Registered Securities (as defined in Section 1(a) hereof) registered pursuant to such registration statement reduced by the aggregate amount of any other Registered Securities sold otherwise than pursuant to Section 2 of this Agreement. The Notes are to be issued from time to time pursuant to an indenture, dated as of August 12, 1994 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and Continental Bank, as trustee (the "Trustee").

         The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, specified currency, issue price, redemption and repayment provisions and other terms set forth in the Prospectus referred to in
Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing for the interest rate, maturity and other terms of any Note (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures referred to below. This Agreement shall only apply to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

         Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell its Notes directly on its own behalf, the Company hereby (i) appoints each of the Agents as the agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal it will enter into a separate agreement (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with Section 2(e) hereof.


         SECTION 1.  REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (defined herein) and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being hereinafter sometimes referred to as a "Representation Date"), as follows:

         (a) General. A registration statement on Form S-3 (No. 33-54717), including a prospectus, relating to debt securities of the Company, including the Notes (the "Registered Securities"), has been prepared and filed by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has become effective under the Act. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this Agreement (i) "Registration Statement" means such registration statement when it became effective under the Act, and as from time to time amended or supplemented thereafter (if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the time the most recent such amendment has been declared effective by the Commission); (ii) "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and (ii) "Prospectus" means the Basic Prospectus (together with all documents incorporated therein by reference) and any amendments or supplements thereto (including the applicable Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Prospectus. Any reference in this Agreement to amending or supplementing the Prospectus shall be deemed to include the filing of materials incorporated by reference in the Prospectus after the Closing Date (defined herein) and any reference in this Agreement to any amendment or supplement to the Prospectus shall be deemed to include any such materials incorporated by reference in the Prospectus after the Closing Date (defined herein).

         (b) Registration Statement, Prospectus and Indenture: Contents. The Registration Statement and each Prospectus conformed, and the Registration Statement and each Prospectus will conform as of the applicable Representation Date and at all times during each period during which, in the opinion of counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Act (each a "Marketing Period"), in all respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust Indenture Act, and the rules and regulations of the Commission under such Acts; the Indenture, including any amendments and supplements thereto, conforms with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement and each Prospectus do not, and will not as of the applicable Representation Date and at all times during each Marketing Period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty



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as to information contained in or omitted from the Registration Statement or any Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 (the "Form T-1") of the Trustee under the Trust Indenture Act.

         (c) Validity of the Indenture and the Notes. (i) The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms; (ii) the Notes have been validly authorized for issuance and sale pursuant to this Agreement and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement so as not to violate any applicable law or agreement or instrument binding on the Company, and the Notes have been duly executed, authenticated, delivered and paid for as provided in this Agreement and the Indenture, the Notes will be validly issued and outstanding, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms and the terms of the Indenture; and (iii) the Notes and the Indenture conform to the descriptions thereof contained in each Prospectus. The validity, enforceability and legally binding nature of the Indenture and the Notes are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (d) Doing Business with Cuba. The Company confirms as of the date hereof, and each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation, that the Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92- 198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.


         SECTION 2.  SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL

         (a) Appointment. Subject to the terms and conditions stated herein, the Company hereby appoints each of the Agents as the exclusive agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as the exclusive agents of the Company, to use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. Except as otherwise provided herein, so long as this Agreement is in effect with respect to any Agent the Company shall not without the consent of the each such Agent, solicit or accept offers to purchase Notes otherwise than through one of the Agents provided, however, the Company expressly reserves the right to sell Notes directly to investors. The Company may, however, accept offers to purchase particular Notes through an agent other than an Agent, provided that (i) the Company shall not have solicited such offers, (ii) the Company and such agent shall have executed an agreement with respect to such purchases having the same terms and conditions (including, without limitation, commission and discount rates) as those which would apply to such purchases under this Agreement if such agent were an Agent (which may be accomplished by


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
incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the Company shall provide the Agents with a copy of such agreement promptly following the execution thereof. Each Agent may also purchase Notes from the Company as principal for purposes of resale, as more fully described in paragraph (e) of this Section.

         (b) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or indefinitely. Upon receipt of at least one business day's prior written notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which (i) banking institutions are generally authorized or obligated by law or executive order to close in The City of New York and (ii) the New York Stock Exchange, Inc. is closed for trading.

         Upon receipt of notice from the Company as contemplated by Section 3(c) hereof, each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(c) and shall have advised such Agent that such solicitation may be resumed.

         (c) Agent's Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission, in the form of a discount, in accordance with the schedule set forth in Exhibit A hereto.

         (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase the Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

         No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by, the Company, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

         (e) Purchases as Principal. Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement whether oral (and confirmed in writing by such Agent to the Company, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees



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that if any Agent purchases Notes as principal for resale such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, any Agent may offer the Notes it has purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer will not be in excess of 66 2/3% of the discount to be received by such Agent from the Company. Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountant's letters and officers' certificates pursuant to Section 5 hereof.

         (f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

         (g)  Delivery of Documents.  The documents required to be delivered by
Section 5 hereof shall be delivered at the offices of Sullivan & Cromwell, 250 Park Avenue, New York, New York 10177, not later that 10:00 A.M., New York City time, on the date of this Agreement or at such later time as may be mutually agreed upon by the Company and the Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").


         SECTION 3. COVENANTS OF THE COMPANY

         The Company covenants and agrees:

         (a) Delivery of Signed Registration Statement. To furnish promptly to the Agents and to their counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto.

         (b) Delivery of Other Documents. To deliver promptly to the Agents, and in such number as they may request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture, this Agreement and such other exhibits that the Agents may request), (ii) the Basic Prospectus, (iii) each Prospectus and (iv) any documents incorporated by reference in the Prospectus.

         (c) Revisions to Prospectus - Material Changes. If, during any Marketing Period, any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, or if it is necessary at any time to amend any Prospectus to comply with the Act, to notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company shall decide to amend or supplement the Registration Statement or any Prospectus, to promptly advise the Agents by telephone (with confirmation in writing) and to promptly, in writing, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the



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Registration Statement or any Prospectus that may, in the judgment of the
Company or the Agents, be required by the Act or requested by the Commission.

         (d) Commission Filings. To timely file with the Commission during any Marketing Period, all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         (e) Copies of Filings with Commission. Prior to filing with the Commission during any Marketing Period, (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any Prospectus or
(iii) any document incorporated by reference in any of the foregoing or any amendment of or supplement to any such incorporated document, to furnish a copy thereof to the Agents.

         (f) Notice to Agent of Certain Events. To advise the Agents immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to any Prospectus, to any document incorporated by reference in any of the foregoing or for any additional information and the Company will afford the Agents a reasonable opportunity to comment on any such proposed amendment or supplement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order directed to any Prospectus or any document incorporated therein by reference or the initiation or threat of any stop order proceeding or of any challenge to the accuracy or adequacy of any document incorporated by reference in any Prospectus, (iv) of receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating of the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as the Company learns of any such downgrading, proposal to downgrade or public announcement and (vi) of the happening of any event which makes untrue any statement of material fact made in the Registration Statement or any Prospectus or which requires the making of a change in the Registration Statement or any Prospectus in order to make any material statement therein not misleading.

         (g) Stop Orders. If, during any Marketing Period, the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

         (h) Earnings Statements. As soon as practicable, but not later than 18 months, after the date of each acceptance by the Company of an offer to purchase Notes hereunder, to make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Company, Rule 158 of the Rules and Regulations under the Act).



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         (i)  Copies of Reports, Releases and Financial Statements.  So long as any of the Notes are outstanding, to furnish to the Agents, not later than the time the Company makes the same available to others, copies of all public reports or releases and all reports and financial statements furnished by the Company to any securities exchange on which the Notes are listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

         (j) Blue Sky Qualifications. To endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Agents may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

         (k) Holdback. Between the date of a Purchase Agreement and the date of delivery of the Notes with respect thereto, the Company will not offer or sell, or enter into any agreement to sell, any of its debt securities, other than borrowings under the Company's revolving credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper.

         (l) Pricing Supplement. To prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and to file such Pricing Supplement timely pursuant to Rule 424 under the Act with the Commission.


         SECTION 4.  PAYMENT OF EXPENSES

         The Company will pay:

                        (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection,

                       (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement and any amendments and exhibits thereto,

                      (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act,

                       (iv) the costs of distributing the Registration Statement as originally filed, and each amendment and post-effective amendment thereof (including exhibits), the Basic Prospectus, each Prospectus, any supplement or amendment to any Prospectus and any documents incorporated by reference in any of the foregoing documents,

                        (v) the fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange agent and any other agents appointed by the Company, and their respective counsel,

                       (vi) the costs and fees in connection with the listing of the Notes on any securities exchange,



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                      (vii)  the cost and fees in connection with any filings
         with the National Association of Notes Dealers, Inc.,

                     (viii) the reasonable fees and disbursements of counsel to the Company and counsel to the Agents,

                       (ix) the fees paid to rating agencies in connection with the rating of the Notes,

                        (x) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in
         Section 3(j) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including fees and expenses of counsel for the Agents in connection therewith),

                       (xi) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Company, and

                      (xii) all other costs and expenses arising out of the transactions contemplated hereunder and incident to the performance of the Company's obligations under this Agreement or otherwise in connection with the activities of the Agents under this Agreement.


         SECTION 5.  CONDITIONS OF OBLIGATIONS OF AGENT

         The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy, on each Representation Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

         (a) Registration Statement. The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 3(1) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any document incorporated by reference in any Prospectus have been issued and no stop order proceeding shall have been initiated or threatened by the Commission and no challenge shall have been made to the accuracy or adequacy of any document incorporated by reference in any Prospectus; any request of the Commission for inclusion of additional information in the Registration Statement or any Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or any Prospectus (or any document incorporated by reference therein) without the consent of the Agents.

         (b) No Suspension of Sale of the Notes. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

         (c) No Material Omissions or Untrue Statements. Neither the Registration Statement nor any Prospectus contains an untrue statement of a fact which, in the opinion of counsel for the Agents, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (d) Legal Matters Satisfactory to Counsel. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, each Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (e) Opinion of Company Counsel. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of George N. Bashara, Jr., General Counsel of Federal-Mogul Corporation, in form and substance satisfactory to the Agents and counsel, to the effect that:


                        (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which the consequences of a failure to so qualify would have a material adverse effect on the properties or business of the Company and its subsidiaries taken as a whole;

                       (ii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Purchase Agreements, if any, in connection with the issuance or sale of the Notes by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                      (iii) The execution, delivery and performance of this Agreement and the Purchase Agreements, if any, and the issuance and sale of the Notes will not result in a breach or violation of any of the terms and provisions, of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement and the Purchase Agreements, respectively;

                       (iv) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and



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
         the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of their respective dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that such registration statement, as of its effective date, the Registration Statement or any amendments or supplements thereto, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendments or supplements thereto, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectuses of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectuses which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectuses or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectuses;

                        (v) This Agreement and the Purchase Agreements, if any, have been duly authorized, executed and delivered by the Company; and

                       (vi) The Company has the corporate power and authority necessary to execute and deliver this Agreement and to perform its obligations (including the sale and delivery of the Notes under this Agreement) hereunder; and this Agreement has been duly authorized, executed and delivered by the Company.

         (f) The Representatives shall have received an opinion, dated such Closing Date, of Wachtell, Lipton, Rosen & Katz, counsel for the Company, to the effect that:

                        (i) Under the laws of the State of New York and federal law, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Purchase Agreements, if any, in connection with the issuance or sale of the Notes by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                       (ii) To the knowledge of such counsel, under the laws of the State of New York and federal law, the execution, delivery and performance of this Agreement and the Purchase Agreements, if any, and the issuance and sale of the Notes will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company is a party, or by which the Company is bound, or to which any of the properties of the Company is subject, or the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement and the Purchase Agreements, if any, respectively;

                      (iii) To the extent applicable, such counsel has reviewed the information in the Prospectuses under the caption "Certain United States Federal Income Tax Consequences", if any, and to the extent they constitute matters of law or legal conclusion, they are accurate in all material respects;

                       (iv) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectuses, as of the date of this Agreement, and any amendment or supplement thereto, as of their respective dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that such registration statement, as of its effective date, the Registration Statement, or any amendments or supplements thereto, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendments or supplements thereto, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectuses;

                        (v) The Indenture has been duly authorized by the Company, duly executed and delivered by the Company and the Trustee and duly qualified under the Trust Indenture Act and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles;

                       (vi) The Notes are in a form contemplated by the Indenture and have been duly authorized by all necessary corporate action and, when the terms of the Notes and of their issue and sale have been duly established in accordance with the Indenture and this Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when the Notes have been duly executed and authenticated as specified in the Indenture and delivered against payment therefor in accordance with this Agreement, the Notes will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, and entitled to the benefits of the Indenture; and

                      (vii) The Notes and the Indenture conform to the statements concerning each of them in the Registration Statement and the Prospectus.

         The opinions set forth in paragraphs (v) and (vi) above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         In rendering such opinion, Wachtell, Lipton, Rosen & Katz may rely as to all matters governed by Michigan law upon the opinion of George N. Bashara, Jr. referred to above (provided that they shall state that they believe that the Agents are justified in relying upon such opinion).

         (g) Officers' Certificate. The Company shall have furnished to the Agents on the Closing Date a certificate, dated the Closing Date, of its President or a Senior Vice President or a Vice President and its Treasurer, Chief Financial Officer, Controller or an Assistant Treasurer stating that:

                        (i) The representations, warranties and agreements of the Company in Section 1 hereof are true and correct as of the Closing Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 5(a) and 5(b) hereof have been fulfilled; and

                       (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) the Registration Statement, as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth.

         (h) Accountant's Letter. The Company shall have furnished to the Agents on the Closing Date a letter of Ernst & Young LLP, addressed jointly to the Company and the Agents and dated the Closing Date, of the type described in the American Institute of Certified Public Accountants' Statement on Auditing Standards No. 72, in form and substance satisfactory to the Agents, confirming that they are independent accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating in effect that:

                        (i) In their opinion, the financial statements and schedules, if any, examined by them and included in the prospectus contained in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                       (ii) They have made a review of any unaudited financial statements included in the Prospectus in accordance with standards established by the American Institute of Certified Public Accountants;

                      (iii) On the basis of the review referred to in (ii) above and a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                          (A) the unaudited financial statements, if any, included in the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or are not in conformity with generally accepted accounting principles;

                          (B) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus;

                          (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the Closing Date, there was any change in the capital stock, any increase in short-term indebtedness or long-term debt of the Company and consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                          (D) for the period from the date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year in consolidated revenues, earnings from continuing operations before income taxes and cumulative effect of accounting change, or net earnings, or in the ratio of earnings to fixed charges;

         except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                       (iv) They have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (i) Other Accountants' Letters. The Company shall have furnished to the Agents on the Closing Date a letter of Arthur Andersen & Co., addressed jointly to the Company and the Agents and dated the Closing Date, in substantially the form agreed to by the parties to this Agreement.

         All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

         (j) Agent's Counsel. The Agents shall have received from Sullivan & Cromwell, counsel to the Agents, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Prospectus and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

         (k) Additional Conditions. There shall not have occurred: (i) any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, shareholder's equity, business, properties, condition (financial or other), results of operations or prospects of the Company which in the opinion of the Agents materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
(iii) a general moratorium on commercial banking activities declared by Federal, or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Purchase Agreement, as the case may be.

         (l) Other Information and Documentation. Prior to the Closing Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance satisfactory to counsel for the Agents.


         SECTION 6.  ADDITIONAL COVENANTS OF THE COMPANY

         The Company covenants and agrees that:

         (a) Acceptance of Offer Affirms Representations and Warranties. Each acceptance by it of an offer for the purchase of Notes shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (and such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

         (b) Subsequent Delivery of Officers' Certificates. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus, the Company shall submit to the Agents a certificate, (i) as of the date of such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, as of the first day of the next succeeding Marketing Period, representing that the statements contained in the certificate referred to in Section 5(f) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and each Prospectus as amended and supplemented to such time).

         (c) Subsequent Delivery of Legal Opinions. (i) The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus, the Company shall, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or (ii) if such amendment or supplement was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinions of the General Counsel or an Associate General Counsel of the Company, each addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same effect as the opinions referred to in Sections 5(e) and 5(f) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

         (ii) The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented by the filing of an Annual Report on Form 10-K, the Company shall,
(i) concurrently with such amendment or supplement relating to such filing or
(ii) if such amendment or supplement was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinion of Wachtell, Lipton, Rosen & Katz, counsel for the Company, each addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same effect as the opinion referred to in Section 5(f) hereof, but modified, as necessary, to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and each Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Accountant's Letters. The Company agrees that during each Marketing Period, each time that the Registration Statement or any Prospectus shall be amended or supplemented to include additional financial information, each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this
Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any document incorporated by reference into any Prospectus which contains additional financial information, the Company shall cause Ernst & Young (or other independent accounts of the Company acceptable to the Agents) to furnish the Agents, (i) concurrently with such amendment, supplement, Time of Delivery relating to such sale or filing or
(ii) if such amendment, supplement, or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, of the same effect as the letter referred to in Section 5(g) hereof but modified to relate to the Registration Statement and each Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or any Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.

         (e) Opinion on Settlement Date. On any settlement date for the sale of Notes, the Company shall, if requested by the Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date, furnish such Agent with a written opinion of the General Counsel or Associate General Counsel of the Company, dated such settlement date, in form satisfactory to such Agent, to the effect set forth in Section 5(e) hereof, but modified, as necessary, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it was dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and such Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).


         SECTION 7.  INDEMNIFICATION AND CONTRIBUTION

         (a) Indemnification of Agents. The Company shall indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which such Agent or controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Agent and controlling person for any legal and other expenses reasonably incurred by such Agent or controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Form T-1 or made in the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Agents specifically for inclusion therein; provided further, that as to any prospectus included in the Registration Statement before it became effective under the Act (a "Preliminary Prospectus") this indemnity agreement shall not inure to the benefit of any Agent on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Agent if that Agent failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 3(b). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or controlling person.

         (b) Indemnification of the Company. Each Agent shall indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and any person who controls the Company within the meaning of the Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Agent specifically for inclusion therein, and shall reimburse the Company or any such director, officer or controlling person for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company or any of its directors, officers or controlling persons.

         (c) Notice. Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Agents shall have the right to employ counsel to represent the Agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Company under this
Section if, in the reasonable judgment of the Agents, it is advisable for the Agents to be represented by separate counsel, and in that event the fees and expenses of such counsel shall be paid by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d)  Contribution.  If the indemnification provided for in this
Section 7 shall for any reason be unavailable to an indemnified party under
Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and any Agents on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and any Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bears to the total commissions received by the such Agent with respect to such offering. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or any Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


         SECTION 8.  STATUS OF EACH AGENT

         In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.

         SECTION 9. REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY

         The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agents contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.


         SECTION 10.  TERMINATION

         This Agreement may be terminated for any reason with respect to any party hereto, at any time, by any party hereto upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, if such terminating party is an Agent, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect until such Notes are delivered. The provisions of Sections 2(c), 3(d), 3(h), 3(i), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.


         SECTION 11. SALES OF NOTES DENOMINATED IN A FOREIGN CURRENCY AND INDEXED NOTES

         If at any time the Company and any of the Agents shall determine to issue and sell Notes denominated in a currency or currency unit other than U.S. Dollars, which other currency may include a composite currency, or with respect to which an index is used to determine the amounts of payments of principal and any premium or interest, the Company and any such Agent shall execute and deliver an Amendment (a "Foreign Currency Amendment" or "Indexed Note Amendment," as the case may be) in the form attached hereto as Exhibit D. Such amendment shall establish, as appropriate additions and modifications that shall apply to the sales, whether offered on an agency or principal basis, of the Notes covered thereby. The Agents are authorized to solicit offers to purchase Notes with respect to which an index is used to determine the amounts of payments of principal and any premium and interest, and the Company shall agree to any sales of such Notes (whether offered on an agency or principal basis), only in a minimum aggregate amount of $2,500,000.


         SECTION 12.  NOTICES

         Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed to them as follows: Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285-1200, Attention:
Medium Term Note Department, 12th Floor, Telephone No.: (212) 526-2040, Telecopy No.: (212) 528-1718; Salomon Brothers Inc, 7 World Trade Center, New York, New York 10048, Attention: Medium Term Note Department, 31st Floor, Telephone No.: (212) 783-5897, Telecopy No.: (212) 783-2274; CS First Boston Corporation, Park Avenue Plaza, New York, New York 10055, Attention: Joseph Fashano, Telephone No.: (212) 909-2107, Telecopy No.: (212) 318-0532; and
Chemical Securities Inc., 270 Park Avenue, New York, New York 10017, Attention:
Nancy Carter, 6th Floor, Telephone No.: (212) 834-4533, Telecopy No.: (212) 834-6524; notices to the Company shall be directed to it as follows:
Federal-Mogul

Corporation, 26555 Northwestern Highway, Southfield, MI 48034, Attention:
Stephanie B. Heim, Telephone No.: (810) 354-9924, Telecopy No.: (810) 354-7999.


         SECTION 13.  BINDING EFFECT; BENEFITS

         This Agreement shall be binding upon each Agent, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Act, and (b) the indemnity agreement of the Agents contained in
Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any persons other than the person referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.


         SECTION 14. GOVERNING LAW; COUNTERPARTS

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.


         SECTION 15. PARAGRAPH HEADINGS

         The paragraph headings used in this Distribution Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                     Very truly yours,

                                     FEDERAL-MOGUL CORPORATION


                                             /s/ Michael Viola
                                     By: _____________________________
                                              Authorized Signatory



CONFIRMED AND ACCEPTED
as of the date first above written:

LEHMAN BROTHERS INC.



By:      /s/ Herbert McDade
    _____________________________
         Authorized Signatory



CS FIRST BOSTON CORPORATION


        /s/ John E. Stevenson
By: _____________________________
         Authorized Signatory



SALOMON BROTHERS INC


        /s/ Pamela Kendall
By: _____________________________
         Authorized Signatory


CHEMICAL SECURITIES INC.

        /s/ James W. McDonald
By: _____________________________
         Authorized Signatory

                                                                       EXHIBIT A



                           FEDERAL-MOGUL CORPORATION
                          MEDIUM-TERM NOTES, SERIES A

                              SCHEDULE OF PAYMENTS


         The Company agrees to pay each Agent a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of Notes sold by it:


            TERM                                COMMISSION RATE
    9 months to less than 12 months                  .125%

    12 months to less than 18 months                 .150%

    18 months to less than 2 years                   .200%

    2 years to less than 3 years                     .250%

    3 years to less than 4 years                     .350%

    4 years to less than 5 years                     .450%

    5 years to less than 6 years                     .500%

    6 years to less than 7 years                     .550%

    7 years to less than 10 years                    .600%

    10 years to less than 15 years                   .625%

    15 years to less than 20 years                   .650%

    20 years to 30 years                             .750%

    More than 30 years                                Determined at time of issue

                                                                       EXHIBIT C
                               PURCHASE AGREEMENT

FEDERAL-MOGUL CORPORATION                                                [DATE]
26555 Northwestern Highway
Southfield, Michigan 48034
Attention: Treasurer

         The undersigned agrees to purchase the following principal amount of the Notes described in the Distribution Agreement dated ____ __, 1994 (as it may be supplemented or amended from time to time, the "Distribution Agreement"):


          PRINCIPAL AMOUNT:                            $__________

          SPECIFIED CURRENCY:

          DENOMINATED AND INDEXED CURRENCIES:

          INTEREST RATE:                               ____%

          DISCOUNT:                                    ____% of Principal Amount

          AGGREGATE PRICE TO BE PAID TO                $__________

          COMPANY (INIMMEDIATELY AVAILABLE
          FUNDS):

          SETTLEMENT DATE:

          OTHER TERMS:

         Terms defined in the Prospectus relating to the Notes and in the Distribution Agreement shall have the same meaning when used herein.

         [In the case of Notes issued in a Specified Currency other than U.S. dollars, payments of principal of (and premium, if any) and interest on all Notes will be made in the applicable Specified Currency, provided, however, that payments of principal of (and premium, if any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) at the option of the Holders thereof; (ii) at the option of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as described below; or (iii) if so specified in the applicable Pricing Supplement.

         The U.S. dollar amount to be received by a Holder of a Note denominated in other than U.S. dollars who elects to receive payments in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Currency Determination Agent (as defined below) as of noon New York City time on the third Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Currency Determination Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the third Business Day preceding the date of payment of principal (and premium, if any) or interest with respect to any Note, such payment will be made in the Specified

Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Note will be borne by the Holder thereof by deductions from such payment.]

         Our obligation to purchase Notes hereunder is subject to the continued accuracy of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to the further condition that we shall receive (a) the opinions required to be delivered pursuant to Sections 5(e) and 5(f) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 5(g) of the Distribution Agreement, (c) the letter referred to in Section 5(h) of the Distribution Agreement in each case dated as of the above Settlement Date and
(d) [insert other conditions as appropriate].

         In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Company [, other than borrowings under your revolving credit agreements and lines of credit, the private placement of securities and issuances of your commercial paper].

         We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto there shall have occurred: (i) any change, or any development involving a prospective change, in or affecting the general affairs, management, shareholder's equity, business, properties, condition (financial or other), results of operations or prospects of the Company which in our opinion materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market, or the establishment of minimum prices on such exchanges or such markets; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including the effect of international conditions on the financial markets in the United States, or you are unable to provide any of the opinions, certificates or letters referred to in the second preceding paragraph. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 13 of the Distribution Agreement.

         This Agreement shall be governed by and construed in accordance with the laws of New York.

                                         [INSERT NAME[S] OF AGENT[S]]

                                         By:____________________________________
                                                        [Title]


ACCEPTED:         ,

FEDERAL-MOGUL CORPORATION

By:____________________________________
            [Authorized Signatory]

                                                                       EXHIBIT D
                                 [INDEXED NOTE]
                               AMENDMENT NO. ___
           TO DISTRIBUTION AGREEMENT DATED ____ __, 1994, AS AMENDED

                        [Insert Title of the Denominated
                            and Indexed Currencies]

         The undersigned hereby agree that for the purposes of the issue and sale of Notes denominated in [title of currency or currency unit] (the "Denominated Currency") and indexed to [title of currency or currency unit] (the "Indexed Currency") pursuant to the Distribution Agreement, dated ____ __, 1994, as it may be amended (the "Distribution Agreement"), the following additions and modifications shall be made to the Distribution Agreement. The additions and modifications adopted hereby shall be of the same effect for the sale under the Distribution Agreement of all Notes denominated in the Denominated Currency and indexed to the Indexed Currency, whether offered on an agency or principal basis, but shall be of no effect with respect to Notes denominated in any currency or currency unit other than the Applicable Foreign Currency.

         Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement. The terms Agent or Agents, as used in the Distribution Agreement, shall be deemed to refer [only] to the undersigned Agents for purposes of this Amendment.

         [Insert appropriate additions and modifications to the Distribution Agreement, for example, to opinions of counsel, conditions to obligation and settlement procedures, etc.]

_________________, 19__

FEDERAL-MOGUL CORPORATION


By:_______________________________________
Name:
Title:

[NAME(S) OF AGENT(S) PARTICIPATING
IN THE OFFERING OF THE INDEXED NOTES]


By:_______________________________________
Name:
Title: